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ING Legg Mason ClearBridge Aggressive Growth Portfolio into ING Large Cap Growth Portfolio

The foregoing is not an offer to sell, nor a solicitation of an offer to buy, shares of any Portfolio, nor is it a solicitation of any proxy. For information regarding any Portfolio, or to receive a free copy of a Proxy Statement or Information Statement relating to a proposed action please call ING Funds toll free at 1-800-992-0180. The Proxy Statement or Information Statement (when available) will contain important information about fund objectives, strategies, fees, expenses and risk considerations. The Proxy Statement or Information Statement, shareholder reports and other information will also be available for free on the SEC’s website (www.sec.gov). Please read the Proxy Statement or Information Statement carefully before making any decision to invest or to approve any action.

•                  Effective Date: Friday, January 21, 2011.

•                  Approved by the ING Board as in the interest of shareholders.

•                  Designed to minimize the impact on existing shareholders.

Brief History of ING Large Cap Growth Portfolio

•                  ING Large Cap Growth Portfolio was previously named ING Wells Fargo Omega Growth Portfolio until June 12, 2010, when the Portfolio changed its sub-adviser, portfolio managers and investment strategies, and was renamed ING Large Cap Growth Portfolio.

•                  On that date, ING Investment Management Co. (“ING IM”) was appointed as the Portfolio’s interim sub-adviser in replacement of Wells Capital Management Inc. (“Wells”).

•                  ING IM was later approved as the Portfolio’s new sub-adviser at a shareholder meeting held on November 2, 2010.

Rationale for Portfolio Changes

•                  This merger was proposed along with several others after a periodic evaluation of the investment choices available within the ING Funds complex. The mergers are generally designed to reduce the overlap in funds offered across the complex, thereby eliminating inefficiencies and potential confusion about overlapping funds, and to feature investment by ING-affiliated entities in strategies that the investment adviser believes could potentially benefit investors.

•                  ING Legg Mason ClearBridge Aggressive Growth Portfolio was proposed for a merger into ING Large Cap Growth Portfolio after considering a number of factors, including relative investment performance (provided below), fees and expenses (summarized below) and compatibility of investment strategies.

•                  This merger is expected to result in lower net expense ratios (for Class ADV shareholders, the net expense ratios are lower due to an expense limitation agreement that runs through at least May 1, 2012) and a surviving portfolio with a larger asset base.

Continued >>

Officers and employees of DSL and/or ING Investments, their affiliates or other representatives of the Portfolios may be soliciting proxies from shareholders in favor of the transactions discussed below and other related matters. Information concerning persons who may be considered participants in the solicitation of Portfolio shareholders under SEC rules will be set forth in the Prospectus/Proxy statement to be filed with the SEC.

INVESTMENT MANAGEMENT

Not FDIC Insured | May Lose Value | No Bank Guarantee

Some Key Similarities and Differences between the Portfolios

•                  Both Portfolios are in the Morningstar Large Growth Category.

•                  Both Portfolios have as their investment objective long-term capital growth.

•                  The Large Cap Growth Portfolio invests primarily in large-capitalization companies, while the Aggressive Growth Portfolio may invest a significant portion of its assets in small- to medium-sized companies.

•                  The two Portfolios have different benchmarks: Russell 3000 Growth Index for ING Legg Mason ClearBridge Aggressive Growth and Russell 1000 Growth Index for ING Large Cap Growth.

•                  Unlike the Large Cap Growth Portfolio, the Aggressive Growth Portfolio may use foreign currency exchange contracts as a principal investment strategy.

Investment Strategy for ING LargeCap Growth Portfolio

•                  Seeks long-term capital growth.

•                  Invests primarily in U.S. large capitalization common stocks.

•                  Focuses on companies with cash flow growth, sustainable competitive advantages, and the ability to manage for profitable growth.

Performance Comparison (as of 9/30/10)

Large Cap Growth Portfolio’s performance presented below shows performance of the Portfolio when it was managed by Wells, its sub-adviser prior to June 12, 2010, under an investment strategy that was different from its current investment strategy. The performance record below does not reflect the Portfolio’s current investment strategies or illustrate the performance by the Portfolio’s current sub-adviser, ING IM.

							Benchmark
	Year -to-					Since Inception	Since
	Date	1-Year	3-Year	5-Year	10-Year	[date]	Inception(2)
ING Legg Mason ClearBridge Aggressive Growth Portfolio
Class ADV	6.51%	10.6%	-6.78%	-1.45%	N/A	-0.37% [12/10/01]	1.54%
Class I	6.92%	11.16%	-6.31%	-0.96%	-5.01%	0.39% [11/28/97]	2.07%
Class S	6.72%	10.88%	-6.54%	-1.21%	N/A	-0.12% [12/10/01]	1.54%
Russell 3000® Growth Index(1)	4.80%	12.81%	-4.32%	2.08%	-3.19%
ING Large Cap Growth Portfolio
Class ADV	2.92%	12.99%	0.58%	N/A	N/A	4.21% [12/29/06]	-0.38%
Class I	3.37%	13.84%	1.28%	5.26%	N/A	7.03% [05/02/05]	3.47%
Class S	3.21%	13.54%	1.06%	5.02%	N/A	5.17% [05/03/04]	2.98%
Class S2	3.07%	13.31%	0.87%	4.84%	N/A	5.03% [05/13/04]	2.98%
Russell 1000® Growth Index(1)	4.36%	12.65%	-4.36%	2.06%	-3.44%

(1)          The index returns do not reflect deductions for fees, expenses or taxes.

(2)          Reflects index performance since the date closest to the class’ inception for which data is available.

Continued >>

2

ING IM Large Cap Growth Composite

The table below is designed to show the performance of a composite of accounts that are managed by ING IM under strategies that are substantially similar to that employed by Large Cap Growth Portfolio since ING IM began its management of the Portfolio as a sub-adviser on June 12, 2010. The ING Large Cap Growth Composite (“Composite”) is a composite of the performance of all actual fee-paying, fully discretionary accounts under management of ING IM for at least one month beginning January 1, 1983 that have investment objectives, policies and strategies that are substantially similar to those of Large Cap Growth Portfolio.

The returns for the Composite in the tables below are adjusted from gross returns for the projected expense ratio of 0.60% for Class I shares of Large Cap Growth Portfolio, and are shown for the year-to-date, one year, three-year, five-year, and ten-year periods through July 31, 2010, and for the last ten calendar years. The returns of the Composite shown in the tables are also compared with the performance record of Russell 1000® Growth Index. This information is intended to demonstrate the historical track record of ING IM. Past performance is not a guarantee of future results.

Returns through July 31, 2010 (%)(1)

Portfolio (new portfolio in bold)	Year-to-Date	1-Year	3-Years	5-Years	10-Years
ING IM Large Cap Growth Composite (2)	0.00	15.46	-1.58	1.81	-3.67
Russell 1000® Growth Index	-1.06	13.65	-4.25	0.80	-4.08

(1)          Returns for periods greater than 1-year are shown as average annual total return.

(2)          Returns of the Composite are adjusted for the projected expense ratio of 0.60% for Class I shares of Large Cap Growth Portfolio.

The accounts in the Composite do not necessarily pay the same expenses that Large Cap Growth Portfolio pays and are not necessarily subject to the diversification rules, tax restrictions and investment limits under the 1940 Act or Subchapter M of the Internal Revenue Code (“Code”). Returns would have been lower if the Composite had been subject to these expenses and may have been lower if the Composite had been subject to these regulations. The aggregate returns of the accounts in the Composite may not reflect the returns of any particular account of ING IM. The performance reflected in the Composite was calculated differently than the method used for calculating performance of mutual funds under SEC guidelines.

The performance quoted represents past performance and does not guarantee future results. Current performance may be lower or higher than the performance information shown. The investment return and principal value of an investment in the Portfolio will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost. You may obtain performance information current to the most recent month-end by contacting your local representative. Returns for other share classes will vary due to different charges and expenses. Performance assumes reinvestment of distributions and does not account for taxes.

Please see the Proxy Statement/Prospectus for additional performance and risk information.

Continued >>

3

Expense Ratio Comparison

Total Net Expenses by Share Class (1)

Portfolio (new portfolio in bold)	Class ADV	Class I	Class S	Class S2
ING Legg Mason ClearBridge Aggressive Growth Portfolio (3)	1.33%	0.83%	1.08%	1.23%
ING LargeCap Growth Portfolio (2) (3)	1.20%	0.60%	0.85%	1.00%

For detailed information about the Portfolios’ expenses, including each Portfolio’s management fees and distribution (12b-1) and shareholder servicing fees, please see the section titled “COMPARISON OF FEES AND EXPENSES” and the table titled “Annual Portfolio Operating Expenses” in the Proxy Statement/Prospectus.

(1) This table shows, for each applicable share class, the actual operating expenses of the listed Portfolios, as a ratio of expenses to average daily net assets, including management fees, distribution and/or shareholder services (12b-1) fees, shareholder or administrative services fees, and other expenses as of June 30, 2010, as adjusted for contractual waivers and reimbursements, if any. The fiscal year end for each Portfolio is December 31.

(2) Subject to shareholder approval, Pro forma fees show estimated fees of the acquiring Portfolio after giving effect to the proposed Reorganization as adjusted to reflect contractual changes. The expense limitation agreement is contractual and shall renew automatically for a one-year term, unless ING Investments provides written notice of termination within ninety (90) days of the end of the then current term or upon termination of the investment management agreement. Pro forma numbers are estimated in good faith and are hypothetical.

(3) ING Investments Distributor, LLC (“IID”) is contractually obligated to waive 0.15% and 0.10% of the distribution fee for Class ADV shares of ING Large Cap Growth Portfolio and Class S2 shares of both Portfolios, respectively. The distribution fee waiver will only renew if IID elects to renew it.

You should consider the investment objectives, risks, and charges and expenses of the Portfolio(s) carefully before investing. The prospectuses/ prospectus summaries/ information booklets containing this and other information, can be obtained by contacting your local representative. Please read the information carefully before investing.

©2010 ING Investments Distributor, LLC, 230 Park Ave, New York, NY 10169

WWW.INGFUNDS.COM
(1110-110810 ex013111)

ING Oppenheimer Global Strategic Income Portfolio Change in Sub-adviser and Strategy to Become ING Global Bond Portfolio

The foregoing is not an offer to sell, nor a solicitation of an offer to buy, shares of any Portfolio, nor is it a solicitation of any proxy. For information regarding any Portfolio, or to receive a free copy of a Proxy Statement or Information Statement relating to a proposed action please call ING Funds toll free at 1-800-992-0180. The Proxy Statement or Information Statement (when available) will contain important information about fund objectives, strategies, fees, expenses and risk considerations. The Proxy Statement or Information Statement, shareholder reports and other information will also be available for free on the SEC’s website (www.sec.gov). Please read the Proxy Statement or Information Statement carefully before making any decision to invest or to approve any action.

•                  Effective Date: Friday, January 21, 2011 (subject to shareholder approval).

•                  Approved by the Portfolio’s Board as in the interest of shareholders.

•                  The sub-advisor, strategy and name of the Portfolio will change.

Rationale for Portfolio Change

•                  This change was proposed along with several others after a periodic evaluation of the investment choices available within the ING Funds complex.

•                  The replacement of the sub-advisor was proposed after considering a number of factors, including investment performance (provided below), fees and expenses (summarized below), scale and operational risk characteristics.

•                  This change is expected to result in lower expense ratios as a result of an expense limitation agreement that runs at least through May 1, 2012.

Some Key Changes to the Portfolio

•                  The Morningstar Category will change from Multisector Bond to World Bond.

•                  The Lipper Category will change from General Bond to Global Income.

•                  The Benchmark will change from Barclay’s Capital U.S. Aggregate Bond Index to the Barclay’s Capital Global Bond Index.

•                  With the sub-advisor change, the portfolio is expected to have less exposure to emerging markets, high yield and commercial market debt, but similar credit quality and geographic allocation.

ING Global Bond Portfolio

•                  Seeks current income and total return from a blend of U.S. and non-U.S. fixed income securities.

•                  Designed to adapt to changing market conditions by active management of currency, sector and interest rate exposures.

•                  Seeks to manage risk through broad diversification among bond sectors as well as among developed and emerging countries.

Officers and employees of DSL and/or ING Investments, their affiliates or other representatives of the Portfolios may be soliciting proxies from shareholders in favor of the transactions discussed below and other related matters. Information concerning persons who may be considered participants in the solicitation of Portfolio shareholders under SEC rules will be set forth in the Prospectus/Proxy statement to be filed with the SEC.

INVESTMENT MANAGEMENT

Not FDIC Insured | May Lose Value | No Bank Guarantee

Performance Comparison (as of 9/30/10)

The table below compares the performance of ING Oppenheimer Global Strategic Income Portfolio to that ING Global Bond Fund, a separate mutual fund, that is managed by ING IM under strategies that are substantially similar to the strategy that ING IM would apply to ING Oppenheimer Global Strategic Income Portfolio. ING Global Bond Fund (the “Fund”) is a separate fund from ING Oppenheimer Global Strategic Income Portfolio, and shareholders would not receive an interest in ING Global Bond Fund as a result of the sub-adviser change. The performance of the Fund is shown below solely to provide information on the performance of a fund that has substantially similar strategies as those that ING Oppenheimer Global Strategic Income Portfolio would have and that has been managed by the same persons who would manage ING Oppenheimer Global Strategic Income Portfolio. The Fund’s performance information below does not reflect insurance product or qualified plan expenses, and if such information were reflected, returns would be less than those shown.

							Benchmark
	Year-to-					Since Inception	Since
	Date	1-Year	3-Year	5-Year	10-Year	[date]	Inception(2)
ING Oppenheimer Global Strategic Income Portfolio
Class ADV	14.16%	17.49%	5.84%	6.31%	N/A	5.66% [11/8/04]	5.56%
Class I	14.6%	18.04%	6.35%	6.82%	N/A	6.17% [11/8/04]	5.56%
Class S	14.38%	17.77%	6.11%	6.57%	N/A	5.92% [11/8/04]	5.56%
Class S2	N/A	N/A	N/A	N/A	N/A	11.27% [3/8/10]	5.92%
Barclay’s Capital U.S. Aggregate Bond Index (1)	7.94%	8.16%	7.42%	6.20%	6.41%
ING Global Bond Fund
Class A	6.35%	7.52%	11.35%	N/A	N/A	10.71% [6/30/06]	7.65%
Class I	6.63%	7.91%	11.85%	N/A	N/A	11.17% [6/30/06]	7.65%
Barclay’s Capital Global Bond Index (1)	6.96%	6.06%	7.36%	6.69%	7.28%

(1)          The index returns do not reflect deductions for fees, expenses, or taxes.

(2)          Reflects index performance since the date closest to the class’ inception for which data is available.

The performance quoted represents past performance and does not guarantee future results. Current performance may be lower or higher than the performance information shown. The investment return and principal value of an investment in the Portfolio will fluctuate, so that your shares, when redeemed, may be worth more or less than their original cost. You may obtain performance information current to the most recent month-end by contacting your local representative. Returns for other share classes will vary due to different charges and expenses. Performance assumes reinvestment of distributions and does not account for taxes.

Please see the Prospectus for additional performance and risk information.

Continued >>

2

Expense Ratio Comparison

Total Net Expenses by Share Class (1)

Portfolio (new portfolio in bold)	Class ADV	Class I	Class S	Class S2
ING Oppenheimer Global Strategic Income Portfolio	1.04%	0.54%	0.79%	0.94%
ING Global Bond Portfolio(2)	1.03%	0.53%	0.78%	0.93%

For detailed information about the Portfolios’ expenses, including each Portfolio’s management fees and distribution (12b-1) and shareholder servicing fees, please refer to the ING Global Bond Supplemental Prospectus.

(1) This table shows, for each applicable share class, the actual operating expenses of the listed Portfolios, as a ratio of expenses to average daily net assets, including management fees, distribution and/or shareholder services (12b-1) fees, shareholder or administrative services fees, and other expenses as of December 31, 2009, as adjusted for contractual waivers and reimbursements, if any. The fiscal year end for each Portfolio is December 31.

(2) Subject to shareholder approval, Pro forma fees show estimated fees of the acquiring Portfolio after giving effect to the proposed Reorganization as adjusted to reflect contractual changes. The expense limitation agreement is contractual and shall renew automatically for a one-year term, unless ING Investments provides written notice of termination within ninety (90) days of the end of the then current term or upon termination of the investment management agreement. Pro forma numbers are estimated in good faith and are hypothetical.

You should consider the investment objectives, risks, and charges and expenses of the Portfolio(s) carefully before investing. The prospectuses/ prospectus summaries/ information booklets containing this and other information, can be obtained by contacting your local representative. Please read the information carefully before investing.

©2010 ING Investments Distributor, LLC, 230 Park Ave, New York, NY 10169

WWW.INGFUNDS.COM
XXXXXXXXX (1110-110810 ex013111)